UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
(Amendment No. 2)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

PLATINUM GROUP METALS LTD.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 838 - 1100 Melville Street
Vancouver, BC Canada	V6E 4A6
(Address of principal executive offices)	(Zip Code)

DL Services, Inc.
Columbia Center
701 5th Avenue, Suite 6100
Seattle, WA 98104-7043
(206) 903-8800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common shares, no par value	NYSE American LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.[X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.[   ]

Securities Act registration statement file number to which this form relates: _______ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Explanatory Note

This Amendment No. 2 amends the information set forth in Item 1 of the Registration Statement on Form 8-A (File No. 001-33562) (the “Registration Statement”) filed with the Commission on June 26, 2007 by Platinum Group Metals Ltd. (the “Company”), as amended by Form 8-A/A filed with the Commission on February 3, 2016.

Item 1. Description of Registrant’s Securities to be Registered.

Item 1 of the Registration Statement is hereby amended by adding the following text:

Pursuant to a consolidation of the Company’s common shares, effective 9:00 a.m. (New York time) on December 13, 2018, each ten common shares issued and outstanding immediately prior to 9:00 a.m. (New York time) on December 13, 2018 were automatically reclassified, without any action of the holder thereof, into one common share. Fractional interests of 0.5 or greater will be rounded up to the nearest whole number of shares and fractional interests of less than 0.5 will be rounded down to the nearest whole number of shares, in accordance with the Business Corporations Act (British Columbia).

Item 2. Exhibits.

None

SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PLATINUM GROUP METALS LTD.

Date: December 13, 2018	By:	/s/ Frank R. Hallam
Frank R. Hallam
Chief Financial Officer